Exhibit 5.1

OPINION OF COUNSEL

Rebecca Wilson

Attorney at Law

2781 W. MacArthur Blvd., #168

Santa Ana, CA 92704

(714) 307-7285

August 13, 2003

Universal Ice Blast, Inc.

533 6th Street South

Kirkland, Washington 98033

Re:

Registration Statement on Form S-8

Gentleman:

I have been asked to review the Amended 2002 Stock Compensation Plan, (the “Plan”). This review is in regard to the proposed filing of the S-8 Registration Statement under the Securities Act of 1933, as amended, for the purpose of registering 6,000,000 shares of the Company’s common stock (the “Shares”) in accordance with the terms and conditions of the aforementioned plan.

Based upon my examination of the relevant documentation, I am of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

Further, I consent to the filing of this opinion as an exhibit to the Amended Registration Statement.

Very truly yours,

/s/ Rebecca Wilson

Rebecca Wilson, Esq.